EXHIBIT 10.5

EMPLOYMENT CONTRACT ADDENDUM

Reference is made to a certain Employment Contract dated November 8, 2000 (referred to herein as the "Agreement), by and between CHEMUNG CANAL TRUST COMPANY, a New York banking corporation located at One Chemung Canal Plaza, P.O. Box 1522, Elmira, New York 14902-1522 (therein referred to as the "Bank"), and JAN P. UPDEGRAFF, now residing at 158 Coleman Avenue, Elmira, New York 14905 (therein referred to as the "Employee").

WHEREAS, the Agreement expires December 31, 2006, and

WHEREAS, the parties hereto desire to extend the Agreement until March 31, 2008, Employee's retirement date;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. The parties hereby agree to extend the term of the Agreement until March 31, 2008.

2. Employee's title until April 18, 2007, shall be Vice-Chairman and Chief Executive Officer. Thereafter and until March 31, 2008, Employee's title shall be Vice-Chairman, and he shall perform such duties as are determined by the Bank's board of directors.

3. Employee's compensation and benefits shall remain the same as those in effect on the date hereof, subject to such greater salary as may be agreed upon from time to time.

4. In all other respects, the Agreement, as heretofore amended, is ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed this 30th day of November, 2006.

CHEMUNG CANAL TRUST COMPANY,

By /s/David J. Dalrymple

Its Chairman

/s/Jan P. Updegraff

Jan P. Updegraff